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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                      Event Reported): September 11, 2000




                                 ELINEAR, INC.
                                 -------------
             (Exact name of registrant as specified in its charter)




          Delaware                       0-27418                76-0478045
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(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                File Number)         Identification No.)





            10055 Westmoor Drive
              Westminster, CO                                      80021
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(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code:           (303) 534-1408
                                                              --------------



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ITEM 5.  OTHER EVENTS.

         As a result of unexpected overhead and leasing costs incurred by Elinear, Inc. ("Elinear" or the "Company") in the State of Florida, the Company will relocate its headquarters to Colorado and simultaneously close its Florida operations. In connection therewith, the Company is currently negotiating to sell certain assets related to its Florida operations, including those held through its wholly-owned subsidiary, Elinear Corporation, to Inobbar, L.L.C., a Florida limited liability company ("Inobbar"), formed by Jay Vickers and John Kaercher. Messrs. Vickers and Kaercher currently are officers of the Company. Elinear plans to terminate the Company's employment relationship with Messrs. Vickers and Kaercher upon the completion of the contemplated sale. As consideration for the purchase of the assets, Inobbar will assume certain liabilities of Elinear and the Company will cancel Mr. Vickers' options to acquire 933,333 shares of Elinear common stock. Elinear believes that the proposed acquisition is fair to the Company and on terms at least equivalent to those it may have received in an arms length transaction. There can be no assurances that the contemplated sale of assets will be completed.










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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ELINEAR, INC.



                                          By: /s/ Paul Thomas
                                              ---------------------------------
                                                  Paul Thomas
                                                  Chief Financial Officer



Dated: September 11, 2000










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